Exhibit 99.2

Source: B. Riley Financial, Inc.

B. Riley Financial Announces Closing of

Senior Notes Offering

LOS ANGELES—May 17, 2018 — B. Riley Financial, Inc. (NASDAQ: RILY) (the “Company”) announced today that it has closed an underwritten registered public offering of $100,050,000 aggregate principal amount of 7.375% Senior Notes due 2023 (the “Notes”), which amount included $13,050,000 aggregate principal amount of Notes issued pursuant to the full exercise by the underwriters of their overallotment option. B. Riley FBR, Inc., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., and Incapital LLC acted as book-running managers for this offering, and Boenning & Scattergood, Inc., Wedbush Securities Inc. and William Blair & Company, L.L.C. acted as co-managers for this offering. The Company and the Notes received an investment grade rating of “A-” from Egan-Jones Ratings Company, an independent unaffiliated rating agency.

The offering resulted in net proceeds of approximately $96.9 million after deducting underwriting discounts and commissions, but before expenses. The Company intends to use a portion of the net proceeds from this offering to fund a portion of the previously announced acquisition of magicJack VocalTec Ltd., an Israeli corporation (“magicJack”), if the Company consummates such acquisition. The Company expects to use the remaining net proceeds of this offering, if any, for general corporate purposes.

The Notes were offered under the Company’s shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission. The offering of these Notes was made only by means of a prospectus supplement and accompanying base prospectus, which was filed with the Securities and Exchange Commission. Copies of the prospectus supplement and the accompanying base prospectus may be obtained without charge from the offices of B. Riley FBR, Inc., at 1300 North 17th Street, Suite 1400, Arlington, VA 22209 or by calling (703) 312-9580 or by emailing prospectuses@brileyfbr.com. A copy of the prospectus supplement and accompanying base prospectus may also be obtained without charge by visiting the SEC website at www.sec.gov.This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would not be permitted.

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY), through its subsidiaries, provides collaborative financial services and solutions to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company operates through several wholly-owned subsidiaries, including B. Riley FBR, Inc., Wunderlich Securities, Inc., Great American Group, LLC, B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management, and Great American Capital Partners, LLC) and B. Riley Principal Investments LLC, a group that makes proprietary investments in other businesses, such as the acquisition of United Online, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the consummation of the magicJack acquisition and the intended use of proceeds. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the Company’s plans regarding future uses of cash; and the Company’s financial performance. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investor Contact:
Investor Relations

B. Riley Financial, Inc.

ir@brileyfin.com

(310) 966-1444